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EXHIBIT 23.1

Independent Auditors' Consent

The Board of Directors
eCollege.com:

We consent to the use of our report dated January 31, 2003 with respect to the consolidated balance sheet of eCollege.com as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Denver, Colorado
September 3, 2003

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  EXHIBIT 23.1
Independent Auditors' Consent